UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2008
Impax Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27354	65-0403311

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30831 Huntwood Avenue, Hayward, CA	94544

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 476-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Effective as of December 31, 2008, Impax Laboratories, Inc., a Delaware corporation (the “Company”), entered into a Second Amendment to Amended and Restated Loan and Security Agreement (the “Second Amendment”) with Wachovia Bank, National Association, a national banking association (the “Bank”), which amends certain terms of the Amended and Restated Loan and Security Agreement, effective as of December 15, 2005, between the Company and the Bank, as amended by the First Amendment to Amended and Restated Loan and Security Agreement effective as of October 14, 2008 (the “Loan Agreement”). The Second Amendment amended the Loan Agreement to, among other matters, extend the Termination Date, as defined in the Loan Agreement, from December 31, 2008 to March 31, 2009. The Second Amendment also included various representations, warranties, covenants and other provisions customary for a transaction of this nature. All other material terms of the Loan Agreement remain in full force and effect.
     Under the Loan Agreement, the Bank agreed to provide for a $35 million revolving credit facility intended for working capital and general corporate purposes. The revolving credit facility is collateralized by the Company’s eligible accounts receivable, inventory, and machinery and equipment, subject to limitations and other terms. The interest rate for the revolving credit facility is either the prime rate or LIBOR plus a margin ranging from 1.5% to 2.25% based upon terms and conditions, at the Company’s option. The Company pays an unused line fee of 50 basis points per annum. The Loan Agreement also contains certain events of default as well as financial and information reporting covenants customary for a transaction of this nature.
     The foregoing is a summary of the material provisions of the Second Amendment and is not intended to be complete.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The Company entered into the Second Amendment, the terms of which are described in Item 1.01 above, which description is incorporated in its entirety by reference herein.

Item 2.02	Results of Operations and Financial Condition.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Appointment of President of Global Pharmaceuticals Division
     On January 5, 2009, Christopher Mengler, R.Ph., was appointed as President of Global Pharmaceuticals Division, which develops, manufactures, sells and distributes generic pharmaceutical products.
     Prior to joining the Company, Mr. Mengler, age 46, was employed by Barr Laboratories, Inc. (“Barr”). Since 2002, Barr employed Mr. Mengler in the following capacities: (i) Executive Vice President, Global Strategic Planning; (ii) Senior Vice President, Corporate Development; and (iii) Vice President, Strategic Planning. As Executive Vice President, Global Strategic Planning, Mr. Mengler was responsible for the global cross-functional development of Barr’s generic R&D and commercial products portfolio. Prior to joining Barr, Mr. Mengler held various positions, including key management positions, with Pfizer Inc. and Sterling Winthrop Inc. Mr. Mengler earned a B.S. in Mathematical Sciences and Operations Research from Johns Hopkins University, a B.S. in Pharmacy from St. John’s University and his MBA from Bernard M. Baruch College in New York.
     Pursuant to an offer of employment letter (the “Offer Letter“), the Company has agreed to pay Mr. Mengler an annual base salary of $445,000 and a signing bonus of $75,000, payable in two equal installments: (i) $37,500 after 30 days of employment; and (ii) $37,500 on the first payroll date following the one-year anniversary date of Mr. Mengler’s employment. Mr. Mengler is eligible to participate in the Company’s Corporate Management Bonus Program, with eligibility for a target bonus of 75% of base salary. In addition, Mr. Mengler will receive, subject to the approval of the Company’s Board of Directors and stockholders, an option to purchase 75,000 shares of the Company’s common stock and 30,000 restricted stock units. If Mr. Mengler’s employment is terminated voluntarily or for cause during his first year of employment, the Company may recover the first bonus installment in full. If Mr. Mengler's employment is terminated voluntarily or for cause during his second year of employment, the Company may recover the second bonus installment in full.
     The foregoing is a summary of the material provisions of the Offer Letter and is not intended to be complete.
     Special Cash Bonuses and Director Fees
     On December 30, 2008, the Board of Directors of the Company approved the recommendation of its Compensation Committee for the payment of special cash bonuses to three of the Company’s “named” executive officers in recognition of their contribution to the achievement of a number of critical objectives and the payment of special director fees to its non-employee directors in recognition of their extra service on the Board. The principal achievements underlying the special cash bonuses were the completion of the audits of the Company’s financial statements for the fiscal years 2004 through 2007, the effectiveness of the Company’s registration statement on Form 10, the successful settlements of a number of material legal disputes, the accumulation of cash balanced of approximately $116 million at December 31, 2008 (debt), and the reduction in total bebt to approximately $21 million at December 31, 2008, including the early repurchase at a discount of approximately $62 million of the Company’s Convertible Debentures.

     The names of the recipients and the amounts of their respective payments are as follows:

Amount
Executive Officers
Larry Hsu, Ph.D., President, Chief Executive Officer and Director	$956,860
Arthur A. Koch, Jr., Senior Vice President, Finance, and Chief Financial Officer	$421,909
Charles V. Hildenbrand, Senior Vice President, Operations	$331,200

Directors
Leslie Z. Benet, Ph.D., Member, Compensation and Nominating Committees	$66,000
Robert L. Burr, Chairman of the Board, Chairman of the Compensation Committee, Member, Audit and Nominating Committees	$103,000
Nigel Ten Fleming, Ph.D., Chairman, Nominating Committee, Member, Compensation Committee	$74,000
Michael Markbreiter, Member, Audit Committee	$69,000
Kim Sun Oh, Member, Audit Committee	$69,000
Peter R. Terreri, Chairman, Audit Committee	$99,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 6, 2009

IMPAX LABORATORIES, INC.
By:	/s/ Arthur A. Koch, Jr.
	Name:	Arthur A. Koch, Jr.
	Title:	Senior Vice President, Finance, and Chief Financial Officer

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